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                                                                 EXHIBIT 99.2

                          CONSENT OF DIRECTOR-NOMINEE

        The undersigned hereby consents to being named as a director-nominee in the Registration Statement of Form S-1 of Ugly Duckling Corporation to be filed with the Securities and Exchange Commission within the next 30 days.

Dated: 5/28/96
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                                         By:  Christopher S. Jennings